UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date  of  Report  (Date  of  earliest  event  reported)  October  18,  2005
                                                         ------------------

                               SEAMLESS WI-FI, INC
                               -------------------
             (Exact name of registrant as specified in its charter).

           Nevada                    0-20259                    33-0845463
           ------                    -------                    ----------
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)

     10120 South Eastern Avenue, Suite 200, Henderson, Nevada         89052
     --------------------------------------------------------         -----
             (Address of principal executive offices)              (Zip Code)

                                     775-588-2387
                                     ------------

Registrant's  telephone  number,  including  area  code
           (Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section  1-Registrant's  Business  and  Operations
--------------------------------------------------

Item  1.01  Entry  into  a  Material  Definitive  Agreement.

On or about October 17, 2005, the Seamless Skyy-Fi, Inc. ("SSF"), a subsidiary of the Registrant, Seamless Wi-Fi, Inc., entered into an Asset Purchase Agreement (the "Agreement") with Indigo Technology Services, Inc., a Georgia corporation ("ITS") whereby ITS shall sell to SSF one-hundred percent (100%) of the assets of ITS, including certain tangible and intangible assets, contracts, rights, and properties, including without limitation the Intellectual Property Rights and websites associated with ITS's GuestWorx Business, including, but not limited to the GuestWorx Software, particularly described in Exhibit A of the Agreement (the "Assets") in exchange for the number of Shares of the Registrant's Series C Preferred Stock with a fair market value of one hundred thousand dollars ($100,000). The fair market value of one share of the Registrant's Series C Preferred Stock shall equal the arithmetic mean closing market value of the Registrant's common stock for the ten trading days immediately preceding the Closing Date.

The Purchase Agreement filed herewith as Exhibit 10.0 and the description of the transaction contained herein is qualified in its entirety by referent to such Exhibit.

Exhibit  No.     Description  of  Exhibit
                 ------------------------
10.0             Asset Purchase Agreement between Indigo Technology Services,
                 Inc., a Georgia corporation and Seamless Skyy-Fi, Inc., a
                 Nevada  corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seamless  Wi-Fi,  Inc.
----------------------
(Registrant)

October  18,  2005
------------------
Date

/s/  Albert  R.  Reda
---------------------
Albert  R.  Reda,  President


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